UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 7, 2023

Oncocyte Corporation

(Exact name of registrant as specified in its charter)

California	1-37648	27-1041563
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

15 Cushing

Irvine, California 92618

(Address of principal executive offices)

(949) 409-7600

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	OCX	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported, Oncocyte Corporation (the “Company” or “Oncocyte”) entered into an Agreement and Plan of Merger dated February 2, 2021, amended February 23, 2021, and amended and restated as of April 15, 2021 (as amended and restated, the “Merger Agreement”), by and among Oncocyte, CNI Monitor Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Oncocyte (“Merger Sub”), Chronix, the stockholders party to the Merger Agreement (the “Stockholders”) and the equityholder representative. Pursuant to the Merger Agreement, Merger Sub merged with and into Chronix, with Chronix surviving as a wholly-owned subsidiary of Oncocyte (the “Merger”). The Merger was completed on April 15, 2021. Pursuant to the Merger Agreement, in addition to closing consideration, Oncocyte agreed to pay Chronix’s equity holders (i) up to $14 million in any combination of cash or Oncocyte common stock if certain milestones are achieved (the “Milestone Payments”), (ii) earnout consideration during the five to ten-year earnout periods of up to 15% of net collections for sales of specified tests and products (the “15% Royalty”), and (iii) up to 75% of net collections from the sale or license to a third party of Chronix’s patents for use in transplantation medicine during a seven-year earnout period (the “Transplant Transfer Payout”).

On February 8, 2023, the Company and equityholder representative entered into Amendment No. 1 to the Merger Agreement (the “Amendment”), pursuant to which the parties agreed that (i) Chronix’s equity holders will be paid earnout consideration of 10% of net collections for sales of specified tests and products, until the expiration of intellectual property related to such tests and products, (ii) Chronix’s equity holders will be paid 5% of the gross proceeds received from any sale of all or substantially all of the rights, titles, and interests in and to Chronix’s patents for use in transplantation medicine to such third party, and (iii) the Milestone Payments, 15% Royalty and Transplant Transfer Payout obligations were eliminated.

The foregoing summary of the Amendment and the transactions contemplated by the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

On February 7, 2023, Oncocyte entered into a Termination Agreement (the “Termination Agreement”) with Life Technologies Corporation, a Delaware corporation and subsidiary of Thermo Fisher Scientific Inc. (“LTC” and together with Oncocyte, the “Parties” or individually, a “Party”), pursuant to which the Parties agreed to terminate that certain Collaboration Agreement dated January 13, 2022, by and between Oncocyte and LTC (the “Collaboration Agreement”). As disclosed in the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on January 18, 2022, the Collaboration Agreement was previously entered into by the Parties in order to partner in the development and collaborate in the commercialization of Thermo Fisher Scientific’s existing Oncomine Comprehensive Assay Plus and Oncocyte’s Determa IO assay for use with LTC’s Ion TorrentTM GenexusTM Integrated Sequencer and LTC’s Ion TorrentTM GenexusTM Purification System in order to obtain in vitro diagnostic (“IVD”) regulatory approval.

Pursuant to the Termination Agreement, the Collaboration Agreement, and all rights granted and all obligations related to the products under development pursuant to the Collaboration Agreement, will be terminated upon LTC’s receipt of certain final payments under the Collaboration Agreement related to development and installation expenses and outstanding trade accounts receivables. The Termination Agreement also provides that certain payment obligations of Oncocyte for instruments to be supplied under the Collaboration Agreement will be canceled upon termination of the Collaboration Agreement.

The foregoing description of the Termination Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Termination Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported, Oncocyte received a letter (the “Notice”) from The Nasdaq Stock Market LLC (“Nasdaq”) on August 9, 2022 indicating that Nasdaq had determined that the Company no longer meets the minimum bid price requirement of Nasdaq Listing Rule 5450(a)(1), as the minimum closing bid price for the Company’s common stock was less than $1.00 for the previous 30 consecutive business days. The Notice provided that the Company may consider applying to transfer the listing of the Company’s common stock to The Nasdaq Capital Market, subject to the Company submitting an online transfer application, paying the requisite fee, satisfying such market’s continued listing requirement for the market value of publicly held shares and all other initial listing standards, with the exception of the bid price requirement, and providing written notice of its intention to cure the deficiency period during the additional compliance period. Following a transfer to The Nasdaq Capital Market, under Nasdaq Listing Rule 5810(c)(3)(A)(ii), the Company may be eligible for an additional 180 calendar day compliance period.

As previously reported, the Company applied on January 24, 2023 to transfer the listing of its common stock, no par value, from The Nasdaq Global Market to The Nasdaq Capital Market (the “Transfer”).

Upon receiving confirmation that Nasdaq had approved the Transfer, the Company’s common stock began trading on The Nasdaq Capital Market effective with the open of trading on February 7, 2023. The Company’s common stock continues to trade under the symbol “OCX”. The Nasdaq Capital Market operates in substantially the same manner as The Nasdaq Global Market, with issuers listed on The Nasdaq Capital Market tier required to meet certain financial and corporate governance requirements to qualify for continued listing.

On February 7, 2023, the Company received confirmation that Nasdaq has determined that the Company is eligible for an additional 180-calendar day period to regain compliance by meeting the minimum bid price requirement. The minimum bid price requirement would be met if the Company’s common stock has a minimum closing bid price of at least $1.00 per share for a minimum of 10 consecutive business days during the 180-calendar day period.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
2.1	Amendment No. 1 to Amended and Restated Agreement and Plan of Merger dated February 8, 2023, by and between Oncocyte Corporation and David MacKenzie, solely in his capacity as Equityholder Representative
10.1	Termination Agreement, dated February 7, 2023, by and between Oncocyte Corporation and Life Technologies Corporation
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCOCYTE CORPORATION

Date: February 13, 2023	By:	/s/ Anish John
Anish John
Chief Financial Officer